Exhibit 99.1

TMS International Corp. Reports Fourth Quarter and Fiscal Year 2011 Results

PITTSBURGH, PA, February 14, 2012 – TMS International Corp. (NYSE: TMS), the parent company of Tube City IMS Corporation, a leading provider of outsourced industrial services to steel mills globally, today announced results for its fourth quarter and fiscal year ended December 31, 2011.

2011 Fourth Quarter Highlights

•	Revenue After Raw Materials Costs[1] in the quarter was $137.9 million, a 15% increase compared to $119.8 million in the fourth quarter of 2010.

•	Adjusted EBITDA[1] for the quarter was $31.7 million[2], an 8% increase compared to $29.2 million in the fourth quarter of 2010.

•

Net income attributable to common stock was $6.1 million for the fourth quarter, an increase of 143% compared to $2.5 million[3] in the fourth quarter 2010. Basic and diluted earnings per share were $0.16 for the quarter.

•

Entered into a new five-year $350 million secured asset-based revolving credit facility in the fourth quarter, replacing an existing $165 million asset-based revolving credit facility set to mature in January 2013.

•

Awarded three new mill services contracts in South Africa and Belgium in the fourth quarter totaling more than $290 million of cumulative total revenue over the life of the contracts at expected production levels.

2011 Fourth Quarter Financial Results

Revenue After Raw Materials Costs, the company’s measurement of sales performance, was $137.9 million, an increase of 15% compared to $119.8 million in the fourth quarter of 2010.

Adjusted EBITDA for the fourth quarter was $31.7 million compared to $29.2 million of Adjusted EBITDA in the prior year, an increase of 8%. Net income attributable to common stock was $6.1 million for the fourth quarter, an increase of 143% compared to $2.5 million in the fourth quarter. Basic and diluted earnings per share were $0.16 for the quarter.

[1]

“Revenue After Raw Material Costs” and “Adjusted EBITDA” are measurements we believe are useful in measuring our operating performance. Descriptions and reconciliations of these measurements to GAAP are provided below.

[2]	Excludes a $0.6 million debt extinguishment loss related to the replacement of the company’s existing asset-based revolver with a new facility.
[3]	Excludes a $5.9 million charge for accretion of preferred stock, an item that was eliminated as a result of the company’s Initial Public Offering in April 2011.

The company’s Adjusted EBITDA Margin4 for the fourth quarter of 2011 was 23.0% compared to 24.4% in the fourth quarter of 2010. The company’s year-over-year margin decline was due primarily to new contracts in start-up mode and the impact of unfavorable contract situations at three of the company’s 82 locations.

Joseph Curtin, Chairman, President and Chief Executive Officer of TMS International Corp., said with respect to the company’s fourth quarter 2011 and year-end results, “Despite the difficult global economic environment, TMS International delivered another quarter of very strong financial results and we are pleased with the company’s performance for 2011. We continue to focus on creating value for our customers in all business environments and executing our global strategic growth plan.

“Further, we maintained our industry-leading safety record and our high standards in the area of environmental responsibility which differentiates us from our competitors. I want to congratulate the team at our Jewett, TX, operation which recently received the Global Slag Environmental Award. The award recognizes superior environmental performance.”

Cash provided from operating activities in the fourth quarter of 2011 was $44.9 million compared to cash provided by operations of $49.7 million in the fourth quarter of 2010.

The company ended the fourth quarter of 2011 with a cash balance of $108.8 million compared to a balance of $49.5 million at the end of the fourth quarter of 2010. This increase was largely due to the proceeds from the company’s initial public offering in April 2011.

2011 Full Year Financial Results

Revenue After Raw Materials Costs for the year ended December 31, 2011 increased 18% to $549.5 million from $466.1 million for 2010. Adjusted EBITDA for 2011 increased 12% to $134.0 million5 from $119.9 million in 2010. Adjusted EBITDA margin for 2011 was 24.4% compared to 25.7% for 2010.

Contract Wins/Renewals

In the fourth quarter, the company announced that it was awarded three new mill services contracts in South Africa and Belgium totaling more than $290 million of cumulative total revenue over the life of the contracts at expected production levels.

For the full year 2011, the company announced a total of nine new contracts to provide mill services, representing more than $433 million of cumulative total revenue over the life of the contracts at expected production levels. Additionally, the company renewed and extended 11 contracts globally for various terms at multiple locations, which represents a 100% renewal rate for 2011.

Earnings Guidance for 2012

The company expects to achieve full year 2012 Adjusted EBITDA in a range of $142 million to $148 million, representing a year-over-year growth rate of 6% to 10%.

[4]	Adjusted EBITDA Margin is calculated as a percentage of Revenue After Raw Materials Costs.
[5]

Excludes $1.3 million of IPO related costs, a $0.7 million one-time charge related to the departure of the company’s former Non-Executive Board Chairman and $0.6 million was on debt extinguishment related to the company’s replacement of its previous revolving credit facility with a new, larger facility.

Conference Call Information

The company will hold a conference call to discuss fourth quarter 2011 results at 11:00 a.m. EST this morning. The call will be web cast live over the Internet from the company’s Web site at www.tmsinternationalcorp.com under “Investor Relations.” Participants should follow the instructions provided on the Web site for downloading and installing the necessary audio applications. The conference call also is available by dialing 1-800-860-2442 (domestic toll free) or 1-412-858-4600 (international) and asking for the TMS International Corp. fourth quarter earnings conference call.

Following the live conference call, a replay will be available beginning one hour after the call. The replay will be available on the company’s web site or by dialing 1-877-344-7529 (domestic toll free) or 1-412-317-0088 (international) and entering the replay passcode 449920. The telephonic replay will be available until Tuesday, February 21, 2012.

About TMS International Corp.

TMS International Corp., through its subsidiaries, including Tube City IMS Corporation, is the largest provider of outsourced industrial services to steel mills in North America as measured by revenue and has a substantial and growing international presence. The company provides mill services at 82 customer sites in 11 countries and operates 29 brokerage offices from which it buys and sells raw materials across five continents.

Forward Looking Statements

Certain information in this news release contains forward-looking statements with respect to the company’s financial condition, results of operations or business or its expectations or beliefs concerning future events. Such forward-looking statements include the discussions of the company’s business strategies, estimates of future global steel production and other market metrics and the company’s expectations concerning future operations, margins, profitability, liquidity and capital resources. Although the company believes that such forward-looking statements are reasonable, it cannot assure you that any forward-looking statements will prove to be correct. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Such forward-looking statements are not guarantees of future performance and involve risks, uncertainties, estimates and assumptions that may cause the company’s actual results, performance or achievements to be materially different. Additional information relating to factors that may cause actual results to differ from the company’s forward-looking statements can be found in the company’s Registration Statement on Form S-1 and elsewhere in the company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any of these forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances.

Contacts

Media Contact Jim Leonard 412-267-5226	Investor Contact Kelly Boyer 412-349-3007

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of dollars, except share and per share data)

	Fourth quarter ended December 31,		Year ended December 31,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Revenue from Sale of Materials	$498,306	$351,580	$2,192,188	$1,632,822
Service Revenue	119,240	102,546	469,283	397,808

Total Revenue	617,546	454,126	2,661,471	2,030,630
Costs and Expenses:
Cost of Raw Materials Shipments	479,642	334,299	2,112,011	1,564,504
Site Operating Costs	91,023	77,490	356,183	293,003
Selling, General and Administrative Expenses	15,224	13,144	59,236	53,203
Share based compensation associated with initial public offering	—	—	1,304	—
Provision for Transition Agreement	—	—	745	—
Depreciation	12,069	12,036	47,493	49,317
Amortization	3,199	3,058	12,401	12,191

Total Costs and Expenses	601,157	440,027	2,589,373	1,972,218
Income from Operations	16,389	14,099	72,098	58,412
Loss on Early Extinguishment of Debt	(581)	—	(581)	—
Interest Expense, Net	(7,825)	(9,513)	(32,201)	(40,361)

Income Before Income Taxes	7,983	4,586	39,316	18,051
Income Tax Expense	(2,366)	(2,060)	(15,410)	(10,903)

Net Income	5,617	2,526	23,906	7,148
Net loss attributable to noncontrolling interests	532	—	726	—
Accretion on preferred stock	—	(5,927)	(7,156)	(22,824)

Net income (loss) attributable to TMS International Corp. common stock	$6,149	$(3,401)	$17,476	$(15,676)

Net Income (Loss) per Share:
Basic	$0.16	$(0.69)	$0.59	$(3.17)
Diluted	$0.16	$(0.69)	$0.59	$(3.17)
Average Common Shares Outstanding:
Basic	39,255,973	4,943,992	29,593,776	4,944,193
Diluted	39,255,973	4,943,992	29,596,359	4,944,193

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of dollars, except share data)

	December 31, 2011	December 31, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$108,830	$49,492
Accounts receivable, net of allowance for doubtful accounts of $2,613 and $2,125, respectively	292,546	207,147
Inventories	56,297	38,664
Prepaid and other current assets	31,041	19,562
Deferred tax asset	7,114	6,702

Total current assets	495,828	321,567
Property, plant and equipment, net	161,017	138,540
Deferred financing costs, net of accumulated amortization of $9,517 and $9,280, respectively	10,638	8,384
Goodwill, net of $55,000 accumulated impairment	241,771	242,148
Other intangibles, net of accumulated amortization of $56,374 and $47,232, respectively	153,066	165,295
Other noncurrent assets	3,675	2,971

Total assets	$1,065,995	$878,905

Liabilities, Redeemable Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$225,999	$177,668
Accounts payable overdraft	47,817	25,802
Salaries, wages and related benefits	28,105	28,934
Accrued expenses	24,340	30,834
Revolving borrowings	159	304
Current portion of long-term debt	3,585	3,185

Total current liabilities	330,005	266,727
Long-term debt	379,250	380,997
Indebtedness to related parties	—	42,155
Indebtedness due to noncontrolling interests	5,275	—
Deferred tax liability	53,791	42,932
Other noncurrent liabilities	20,833	20,203

Total liabilities	789,154	753,014
Redeemable preferred stock:
Redeemable, convertible preferred stock, 50,000 shares authorized with 22,000 and 25,000 shares designated as Class A; $0.001 par value per share; 0 and 21,883 shares issued and outstanding, respectively, at December 31, 2011 and December 31, 2010, liquidation preference of $296,844 at December 31, 2010, accumulated and unpaid dividend of $80,203 at December 31, 2010	—	296,844
Stockholders’ equity (deficit):
Class A common stock; 200,000,000 shares authorized, $0.001 par value per share; 12,894,333 and 0 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively.	13	—
Class B common stock 30,000,000 shares authorized, $0.001 par value per share; 26,361,640 and 4,943,992 issued and outstanding at December 31, 2011 and December 31, 2010, respectively.	26	—
Capital in excess of par value	434,841	—
Accumulated deficit	(148,232)	(165,717)
Accumulated other comprehensive income (loss)	(11,075)	(5,502)

Total TMS International Corp. stockholders’ equity (deficit)	275,573	(171,219)
Noncontrolling interests	1,268	266

Total stockholders’ equity (deficit)	276,841	(170,953)

Total liabilities, redeemable preferred stock and stockholders’ equity (deficit)	$1,065,995	$878,905

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of dollars, except share and per share data)

	Year ended December 31,
	2011	2010
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net Income	$23,906	$7,148
Adjustments to reconcile Net Income to net cash provided by operating activities:
Depreciation and Amortization	59,894	61,508
Amortization of deferred financing costs	2,491	2,468
Deferred income tax	12,300	9,618
Provision for bad debts	590	123
Loss (gain) on the disposal of equipment	291	(362)
Non cash share based compensation cost	2,231	29
Interest paid-in-kind	—	4,657
Loss on debt extinguishment	581	—
Increase (decrease) from changes in:
Accounts receivable	(85,989)	(42,652)
Inventories	(17,633)	(6,799)
Prepaid and other current assets	(2,789)	(11,758)
Other noncurrent assets	(79)	329
Accounts payable and cash overdraft	70,346	48,157
Accrued expenses	(4,639)	15,989
Other noncurrent liabilities	(236)	(1,699)
Other, net	(2,320)	(319)

Net cash (used in) provided by operating activities	58,945	86,437

Cash flows from investing activities:
Capital Expenditures	(83,076)	(39,816)
Proceeds from sale of equipment	673	1,394
Acquisition	(50)	(495)
Amount returned from escrow related to previous acquisition	—	1,712
Contingent payment for acquired business	(337)	(339)
Cash flows related to IU International, net	(402)	(331)

Net cash used in investing activities	(83,192)	(37,875)

Cash flows from financing activities:
Revolving credit facility repayments, net	(115)	(4,115)
Issuance of debt	5,275	—
Net proceeds from initial public offering	128,657	—
Debt issuance and termination fees	(5,326)	—
Repayment of debt	(46,223)	(25,193)
Contributions from noncontrolling interests	1,849	266

Net cash provided by (used in) financing activities	84,117	(29,042)

Effect of exchange rate changes on cash and cash equivalents	(532)	158

Cash and cash equivalents:
Net increase (decrease) in cash	59,338	19,678
Cash at beginning of period	49,492	29,814

Cash at end of period	$108,830	$49,492

DESCRIPTION AND GAAP RECONCILIATIONS OF

CERTAIN FINANCIAL MEASUREMENTS

We measure our sales volume on the basis of Revenue After Raw Materials Costs, which we define as Total Revenue minus Cost of Raw Materials Shipments. Revenue After Raw Materials Costs is not a recognized financial measure under GAAP, but we believe it is useful in measuring our operating performance because it excludes the fluctuations in the market prices of the raw materials we procure for and sell to our customers. We subtract the Cost of Raw Materials Shipments from Total Revenue because market prices of the raw materials we procure for and generally concurrently sell to our customers are offset on our statement of operations. Further, in our raw materials procurement business, we generally engage in two alternative types of transactions that require different accounting treatments for Total Revenue. In the first type, we take no title to the materials being procured and we record only our commission as revenue; in the second type, we take title to the materials and sell it to a buyer, typically in a transaction where a buyer and seller are matched. By subtracting the Cost of Raw Materials Shipments, we isolate the margin that we make on our raw materials procurement and logistics services, and we are better able to evaluate our operating performance in terms of the volume of raw materials we procure for our customers and the margin we generate.

	Fourth Quarter ended December 31, (in thousands of dollars)		Year ended December 31, (in thousands of dollars)
	2011	2010	2011	2010
Revenue After Raw Materials Costs:
Consolidated:
Total Revenue	$617,546	$454,126	$2,661,471	$2,030,630
Cost of Raw Materials Shipments	(479,642)	(334,299)	(2,112,011)	(1,564,504)

Revenue After Raw Materials Costs	$137,904	$119,827	$549,460	$466,126

Adjusted EBITDA is not a recognized financial measure under GAAP, but we believe it is useful in measuring our operating performance. Adjusted EBITDA is used internally to determine our incentive compensation levels, including under our management bonus plan, and it is required, with some additional adjustments, in certain covenant compliance calculations under our senior secured credit facilities. We also use Adjusted EBITDA to benchmark the performance of our business against expected results, to analyze year-over-year trends and to compare our operating performance to that of our competitors. We also use Adjusted EBITDA as a performance measure because it excludes the impact of tax provisions and Depreciation and Amortization, which are difficult to compare across periods due to the impact of accounting for business combinations and the impact of tax net operating losses on cash taxes paid. In addition, we use Adjusted EBITDA as a performance measure of our operating segments in accordance with ASC Topic 280, Disclosures About Segments of an Enterprise and Related Information. We believe that the presentation of Adjusted EBITDA enhances our investors’ overall understanding of the financial performance of and prospects for our business.

	Fourth quarter ended December 31,		Year ended December 31,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Income (loss) before income taxes	$7,983	$4,586	$39,316	$18,051
Plus: Depreciation and amortization	15,268	15,094	59,894	61,508
Interest Expense, Net	7,825	9,513	32,201	40,361

Earnings before interest, taxes, depreciation and amortization	31,076	29,193	131,411	119,920
Share based compensation associated with initial public offering	—	—	1,304	—
Provision for Transition Agreement	—	—	745	—
Loss on debt extinguishment	581	—	581	—

Adjusted EBITDA	$31,657	$29,193	$134,041	$119,920

Discretionary Cash Flow is calculated as our Adjusted EBITDA minus our Maintenance Capital Expenditures. We believe Discretionary Cash Flow is useful in measuring our liquidity. Discretionary Cash Flow is not a recognized financial measure under GAAP, and may not be comparable to similarly titled measures used by other companies in our industry. Discretionary Cash Flow should not be considered in isolation from or as an alternative to any other performance measures determined in accordance with GAAP (in thousands):

	Year ended
	December 31, 2011	December 31, 2010
Adjusted EBITDA	$134,041	$119,920
Maintenance Capital Expenditures	(41,893)	(31,158)

Discretionary Cash Flow	$92,148	$88,762

The following table reconciles Discretionary Cash Flow to net cash provided by (used in) operating (in thousands):

	Year ended
	December 31, 2011	December 31, 2010
Discretionary Cash Flow	$92,148	$88,762
Maintenance Capital Expenditures	41,893	31,158
Cash interest expense	(30,284)	(33,521)
Cash income taxes	(1,854)	(3,266)
Change in accounts receivable	(85,989)	(42,652)
Change in inventory	(17,633)	(6,799)
Change in account payable	70,346	48,157
Change in other current assets and liabilities	(6,854)	4,359
Other operating cash flows	(2,828)	397

Net cash provided by (used in) operating activities	$58,945	$86,595